UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2021

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2021, Savara Inc. (the “Company”) entered into a Master Services Agreement (the “Agreement”) with Parexel International (IRL) Limited (“Parexel”), a global contract research organization, pursuant to which Parexel (or its affiliates) will provide contract research services related to clinical trials conducted by the Company in accordance with the terms of separate individual work orders to be entered into by the parties. The effective date of the Agreement is January 6, 2021. Under the Agreement, the Company will pay Parexel for service fees and pass-through expenses incurred by Parexel in accordance with the budget to be set forth in each applicable work order.

The Company may terminate the Agreement and/or any work order without cause on 60 days’ prior written notice to Parexel. Either party may immediately terminate the Agreement and/or any individual work order, and Parexel may suspend the performance of services for a material uncured breach by the other party. In addition, either party may immediately terminate the Agreement and/or any individual work order on prior written notice if (i) continuation of the services would pose an undue risk to the health and/or wellbeing of a project participant, (ii) any regulatory certificate, authorization, approval or exemption is revoked, suspended, or expires, (iii) a party reasonably believes continuation of the services would violate applicable law, or (iv) the other party becomes insolvent. Upon expiration and/or termination of the Agreement and/or any work order, the Company will pay Parexel for all service performed, non-cancelable costs and pass-through expenses incurred by Parexel.

Contemporaneously with execution of the Agreement, the Company executed Work Order #1 (the “Work Order”) effective January 6, 2021. Under the Work Order, Parexel will provide services related to the Company’s IMPALA 2 clinical trial (the “Trial”), a Phase 3, 48-week, randomized, double-blind, placebo-controlled clinical trial designed to compare the efficacy and safety of molgramostim 300 µg administered once daily by inhalation with matching placebo in patients with autoimmune pulmonary alveolar proteinosis (“aPAP”). As compensation for Parexel’s services under the Work Order, the Company will pay Parexel service fees and pass-through expenses according to the project budget, which together are estimated to be approximately $31 million in the aggregate. The parties agreed that services performed by Parexel to date will be governed by the terms and conditions of the Agreement, including the Work Order.

The foregoing descriptions of the Agreement and the Work Order do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete text of the Agreement and the Work Order, which will be filed with the Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2021, the Company entered into an executive employment agreement with its Chief Medical Officer, Dr. Badrul Chowdhury (the “Employment Agreement”), which supersedes Dr. Chowdhury’s employment offer letter with the Company. Under the terms of the Employment Agreement, Dr. Chowdhury will receive an annual base salary of $540,750 and will be eligible to receive an annual performance-based bonus of up to 40% of his base salary, subject to achieving performance objectives determined by the Chief Executive Officer, the Board of Directors, or the Compensation Committee of the Board of Directors. Dr. Chowdhury is entitled to severance benefits, including acceleration of unvested equity awards, in the event (i) the Company terminates his employment other than for “Cause” (as defined in the Employment Agreement), death, or disability; or (ii) he resigns from such employment for “Good Reason” (as defined in the Employment Agreement).

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2021, the Company disclosed additional information related to its molgramostim in aPAP program and its IMPALA 2 clinical trial. As noted herein, the Company has engaged Parexel to support the Trial development activities. The Trial will be conducted at approximately 50 sites and is expected to fully enroll in approximately 20 months following initiation. Top line data are anticipated in the second quarter of 2024. However, the impact of the COVID-19 pandemic continues to evolve and may adversely impact the Trial timelines, even with mitigation strategies the Company has in place. Additionally, as is good practice, the Company is pursuing the development of a second source manufacturer of molgramostim to ensure drug substance supply and mitigate approvability risk.

The information in Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated March 9, 2021, between Savara Inc. and Badrul Chowdhury

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer